Exhibit 16

                  SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                         DW DIVERSIFIED INCOME TRUST
                         30 day Yield as of 10/31/95

                            6
YIELD = 2{[((a-b)/c * d) + 1] -1}

WHERE: a = Dividends and interest earned during the period

       b = Expenses accrued for the period

       c = The average daily number of shares outstanding during the period that were entitled to receive dividends

       d = The maximum offering price per share on the last day of the period

                                                               6
YIELD = 2{[((4,181,561.37-700,893.27)/55,740,905.845*9.54)+1] -1}

      = 7.984209%








                SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                               DIVERSIFIED INCOME TRUST


(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                         _                              _
                        |        ______________________  |
FORMULA:                |       |                        |
                        |  /\ n |              ERV       |
                   T  = |    \  |          ------------- |  - 1
                        |     \ |               P        |
                        |      \|                        |
                        |_                              _|

                  T = AVERAGE ANNUAL TOTAL RETURN
                  n = NUMBER OF YEARS
                ERV = ENDING REDEEMABLE VALUE
                  P = INITIAL INVESTMENT

                                                                      (A)
  $1,000          ERV AS OF      AGGREGATE      NUMBER OF        AVERAGE ANNUAL
INVESTED - P      31-Oct-95     TOTAL RETURN    YEARS - n       TOTAL RETURN - T
------------     -----------    ------------    ----------      -----------------
 31-Oct-94        $1,057.60        5.76%           1.00                5.76%

 09-Apr-92        $1,235.80       23.58%           3.56                6.13%

(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                         _                              _
                        |        ______________________  |
FORMULA:                |       |                        |
                        |  /\ n |               EV       |
                   t  = |    \  |          ------------- |  - 1
                        |     \ |                P       |
                        |      \|                        |
                        |_                              _|

                            EV
                  TR  = ----------  - 1
                             P


          t = AVERAGE ANNUAL TOTAL RETURN
              (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
         EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
          P = INITIAL INVESTMENT
         TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)

                                   (C)                                (B)
  $1,000          EV AS OF        TOTAL         NUMBER OF        AVERAGE ANNUAL
INVESTED - P      31-Oct-95     RETURN - TR     YEARS - n       TOTAL RETURN - t
------------     -----------    -----------     ---------       ----------------
 31-Oct-94        $1,107.60        10.76%          1.00                10.76%

 09-Apr-92        $1,255.10        25.51%          3.56                 6.59%


(D)     GROWTH OF $10,000
(E)     GROWTH OF $50,000
(F)     GROWTH OF $100,000

FORMULA: G= (TR+1)*P
         G= GROWTH OF INITIAL INVESTMENT
         P= INITIAL INVESTMENT
         TR= TOTAL RETURN SINCE INCEPTION

  $10,000          TOTAL           (D) GROWTH OF                   (E) GROWTH OF                 (F) GROWTH OF
INVESTED - P    RETURN - TR     $10,000 INVESTMENT - G         $50,000 INVESTMENT - G       $100,000 INVESTMENT - G
------------    -----------     ----------------------         ----------------------       -----------------------
 09-Apr-92         25.51                $12,551                       $62,755                        $125,510